Stoecklein Law Group, a Professional Corporation

Practice Limited to Federal Securities

Emerald Plaza	Telephone: (619) 704-1310
402 West Broadway	Facsimile: (619) 704-1325
Suite 690	Email: djs@slgseclaw.com
San Diego, California 92101	Web: www.slgseclaw.com

March 3, 2011
Via Electronic Mail

R.J.Orr
Bollente Companies, Inc.
Gainey Center II
8501 North Scottsdale Road, Suite 165
Scottsdale, Arizona 85253-2740

RE: Conversion of $115,768.14 Liability for 250,000 Shares of Registered Stock

Dear RJ:

This correspondence is in follow up to discussions relative to our outstanding bill, in the sum of $115,768.14, (represented by the Billing Statement attached) with Bollente Companies, Inc., (the “Company”). In an effort to assist the Company in eliminating one of its largest debt holders, by execution of this letter, and contingent upon our receipt of 250,000 shares of unrestricted stock (“Shares”), registered pursuant to Form S-8 under the Securities Act of 1933, which issuance and registration is to occur no later than April 1, 2011, we are prepared to exchange the above referenced debt to Stoecklein Law Group for the Shares.

Please execute the acknowledgement below, indicating your approval of the above referenced exchange, in addition to providing us with a signed Board Resolution attached. Further, please feel free to contact outside counsel in reference to this matter, as we have an obvious conflict of interest.

For clarification purposes, the last item billed, which is included in the above referenced conversion, is the Form 8-K, dated March 7, 2011.

Yours Very Truly,

/s/ Donald J Stoecklein
Donald J. Stoecklein

Acknowledged and Approved by: /s/ RJ Orr    , RJ Orr, President – Bollente Companies, Inc.